Exhibit 99.1

FOR IMMEDIATE RELEASE July 15, 2025

For more information

Kathryn Shrout Mistich, VP, Investor Relations Manager

504.539.7836 or kathryn.mistich@hancockwhitney.com

Hancock Whitney reports second quarter 2025 EPS of $1.32

GULFPORT, Miss. (July 15, 2025) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the second quarter of 2025. Net income for the second quarter of 2025 totaled $113.5 million, or $1.32 per diluted common share (EPS), compared to $119.5 million, or $1.38 per diluted common share, in the first quarter of 2025. The second quarter of 2025 included $5.9 million, or $0.05 per share of supplemental disclosure items related to the acquisition of Sabal Trust Company. Excluding the impact of these supplemental disclosure items, EPS would be $1.37, down $0.01 linked-quarter. There were no supplemental disclosure items in the first quarter of 2025. The company reported net income for the second quarter of 2024 of $114.6 million, or $1.31 per diluted common share. There were no supplemental disclosure items in the second quarter of 2024.

Second Quarter 2025 Highlights

•
Net income totaled $113.5 million, or $1.32 per diluted share, compared to $119.5 million, or $1.38 per diluted share in the first quarter of 2025
•
Return on Assets (ROA) was 1.32%, or 1.37% when adjusted for supplemental disclosure items, compared to 1.41% in prior quarter
•
Adjusted pre-provision net revenue (PPNR) totaled $167.9 million, up $5.5 million compared to the first quarter of 2025
•
Loans increased $363.6 million, or 6% linked quarter annualized (LQA)
•
Deposits decreased $148.1 million, or 2% LQA
•
Criticized commercial loans and nonaccrual loans decreased
•
ACL coverage solid at 1.45%, compared to 1.49% in prior quarter
•
NIM 3.49%, up 6 bps compared to the prior quarter
•
CET1 ratio estimated at 14.03%, down 45 bps linked-quarter; TCE ratio of 9.84%, down 17 bps linked-quarter; total risk-based capital ratio estimated at 15.87%, down 50 bps linked-quarter
•
Efficiency ratio of 54.91%, improved 31 bps compared to prior quarter

“We are pleased to share another strong report for the second quarter of 2025,” said John M. Hairston, President & CEO. “Our team delivered another quarter of solid profitability and progress on our growth plan for 2025. Adjusted ROA was 1.37%, NIM continued to expand, and our efficiency ratio improved to 54.91%. We welcomed new colleagues and clients via the Sabal Trust Company acquisition on May 2nd. Capital was proactively deployed to fund both organic and inorganic growth, while simultaneously repurchasing 750,000 shares of our common stock. The pivot to loan growth began with a 6.3% LQA improvement across the footprint and in nearly every business segment. We look forward to the rest of 2025 as we execute our organic growth plan and maintain focus on profitability and efficiency.”

Loans

Total loans were $23.5 billion at June 30, 2025, up $363.6 million, or 2%, from March 31, 2025. Loan growth occurred across most commercial segments due to stronger loan demand, increasing line utilization, and lower payoffs.

Average loans totaled $23.2 billion for the second quarter of 2025, up $180.7 million, or 1%, linked-quarter. In 2025, we expect low-single digit loan growth from December 31, 2024 levels.

Deposits

Total deposits at June 30, 2025 were $29.0 billion, down $148.1 million, or 1%, from March 31, 2025. The linked-quarter decrease in deposits was primarily due to a decrease in retail time deposits driven by maturity concentration and promotional rate reductions during the second quarter of 2025 and a decrease in interest-bearing public funds driven by seasonal outflows. These decreases were partially offset by an increase in interest-bearing transactions and savings due to seasonality and competitive products and pricing and an increase in noninterest-bearing deposits.

DDAs totaled $10.6 billion at June 30, 2025, up $23.9 million, or less than 1%, from March 31, 2025 and comprised 37% of total period-end deposits. Interest-bearing transaction and savings deposits totaled $11.5 billion at the end of the second quarter of 2025, up $80.7 million, or 1%, linked-quarter. Compared to March 31, 2025, retail time deposits of $3.9 billion were down $234.4 million, or 6%. Interest-bearing public fund deposits decreased $18.3 billion, or 1%, linked-quarter, totaling $3.0 billion at June 30, 2025.

Average deposits for the second quarter of 2025 were $28.6 billion, down $102.5 million, or less than 1%, linked-quarter. Management expects 2025 period-end deposit levels to be up low-single digits from December 31, 2024 levels.

Asset Quality

The total allowance for credit losses (ACL) was $340.3 million at June 30, 2025, down $2.9 million, or 1%, from March 31, 2025. During the second quarter of 2025, the company recorded a provision for credit losses of $14.9 million, compared to $10.5 million in the first quarter of 2025. There were $17.8 million of net charge-offs in the second quarter of 2025, or 0.31% of average total loans on an annualized basis, compared to net charge-offs of $10.3 million, or 0.18% of average total loans in the first quarter of 2025. The ratio of ACL to period-end loans was 1.45% at June 30, 2025, compared to 1.49% at March 31, 2025.

Criticized commercial loans totaled $569.3 million, or 3.15% of total commercial loans, at June 30, 2025, compared to $594.1 million, or 3.35% of total commercial loans at March 31, 2025. Nonaccrual loans totaled $94.9 million, or 0.40% of total loans, at June 30, 2025, compared to $104.2 million, or 0.45% of total loans, at March 31, 2025. ORE and foreclosed assets were $26.8 million at June 30, 2025, up $0.2 million, or 1%, compared to March 31, 2025.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the second quarter of 2025 was $279.5 million, an increase of $6.7 million, or 2%, from the first quarter of 2025. The net interest margin (NIM) (TE) was 3.49% in the second quarter of 2025, up 6 bps linked-quarter. Change in rates on deposits (+4 bps), higher securities yields (+2 bps), higher loan yields (+2 bps) led to an 8 basis point improvement in NIM, partially offset by unfavorable borrowing mix and rates (-2 bps).

Average earning assets were $32.1 billion for the second quarter of 2025, up $57.3 million, or less than 1%, from the first quarter of 2025.

Noninterest Income

Noninterest income totaled $98.5 million for the second quarter of 2025, up $3.7 million, or 4%, from the first quarter of 2025.

Service charges on deposits were up $0.1 million, or 1%, from the first quarter of 2025. Bank card and ATM fees were up $1.3 million, or 6%, from the first quarter of 2025 due to higher activity on client accounts.

Investment and annuity income and insurance fees were down $0.8 million, or 7%, linked-quarter. Trust fees were up $4.7 million, or 26% linked-quarter, including $3.6 million from Sabal Trust Company, which was acquired on May 2, 2025. Fees from secondary mortgage operations totaled $4.1 million for the second quarter of 2025, up $0.7 million, or 20%, linked-quarter.

Other noninterest income was $14.8 million in the second quarter of 2025, down $2.3 million, or 13%, from the first quarter of 2025, primarily due to lower SBIC income, syndication fees, and SBA loan fees, partially offset by higher income from derivatives and BOLI.

Noninterest Expense & Taxes

Noninterest expense totaled $216.0 million, up $10.9 million, or 5% linked-quarter. The second quarter of 2025 included $5.9 million of supplemental disclosure items related to one-time expenses incurred due to the acquisition of Sabal Trust Company. There were no supplemental disclosure items in the first quarter of 2025.

Personnel expense totaled $116.5 million in the second quarter of 2025, up $2.2 million, or 2%, linked-quarter. This increase was primarily due to $1.4 million of one-time expenses included in the supplemental disclosure items related to the acquisition of Sabal Trust Company.

Net occupancy and equipment expense totaled $18.4 million in the second quarter of 2025, up $0.7 million, or 4%, from the first quarter of 2025. Amortization of intangibles totaled $2.5 million for the second quarter of 2025, up $0.4 million, or 19%, linked-quarter.

ORE and other foreclosed assets expense totaled $1.2 million in the second quarter of 2025, compared to $1.8 million in the first quarter of 2025.

Other expenses totaled $77.4 million in the second quarter of 2025, up $8.2 million, or 12%, linked-quarter, primarily due to higher professional services expense and $4.5 million of one-time expenses included in the supplemental disclosure items related to the acquisition of Sabal Trust Company.

The effective income tax rate for the second quarter of 2025 was 21.5%.

Capital

Common stockholders’ equity at June 30, 2025 totaled $4.4 billion, up $86.7 million, or 2%, from March 31, 2025. The tangible common equity (TCE) ratio was 9.84%, down 17 bps linked-quarter. The company’s CET1 ratio is estimated to be 14.03% at June 30, 2025, down 45 bps linked-quarter. Total risk-based capital ratio is estimated to be 15.87% at June 30, 2025, down 50 bps linked-quarter. During the second quarter of 2025, the company repurchased 750,000 shares of its common stock at an average price of $52.36 per share. This stock repurchase is pursuant to the company’s share buyback program (which authorized the repurchase of up to 4,306,000 shares of the company’s outstanding common stock), which expires on December 31, 2026. Since its inception, the company has repurchased 1,100,000 shares under this share buyback program.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 3:30 p.m. Central Time on Tuesday, July 15, 2025 to review second quarter of 2025 results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to second quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 800-715-9871 or 646-307-1963, access code 6506941.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through July 24, 2025 by dialing 800-770-2030 or 609-800-9909, access code 6506941.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; and mortgage services. The company also operates combined loan and deposit production offices in the greater metropolitan areas of Nashville, Tennessee, and Atlanta, Georgia. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with the provisions of subpart 229.1400 of the Securities and Exchange Commission’s Regulation S-K, “Disclosures by Bank and Savings and Loan Registrants,” the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. The company highlights certain items that are outside of our principal business and/or are not indicative of forward-looking trends in supplemental disclosures items below our GAAP financial data and presents certain “Adjusted” ratios that exclude these disclosed items. These adjusted ratios provide management or the reader with a measure that may be more indicative of forward-looking trends in our business, as well as demonstrates the effects of significant gains or losses and changes.

We define Adjusted Pre-Provision Net Revenue as net income excluding provision expense and income tax expense, plus the taxable equivalent adjustment (as defined above), less supplemental disclosure items (as defined above). Management believes that adjusted pre-provision net revenue is a useful financial measure because it enables investors and others to assess the company’s ability to generate capital to cover credit losses through a credit cycle. We define Adjusted Revenue as net interest income (te) and noninterest income less supplemental disclosure items. We define Adjusted Noninterest Expense as noninterest expense less supplemental disclosure items. We define our Efficiency Ratio as noninterest expense to total net interest income (te) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items, if applicable. Management believes adjusted revenue, adjusted noninterest expense and the efficiency ratio are useful measures as they provide a greater understanding of ongoing operations and enhance comparability with prior periods.

Important Cautionary Statement about Forward-Looking Statements

This release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, the impact of current and future economic conditions, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment, inflationary pressures, increasing insurance costs, elevated interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, general economic business conditions in our local markets, Federal Reserve action with respect to interest rates, the effects of war or other conflicts, acts of terrorism, climate change, the impact of natural or man-made disasters, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings, assessments, and enforcement actions, as well as the impact of negative developments affecting the banking industry and the resulting media coverage; the potential impact of current (including Sabal Trust Company) or future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial and non-financial reporting, the financial impact of regulatory requirements and tax reform legislation, deposit trends, credit quality trends, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement.

These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended			Six Months Ended
(dollars and common share data in thousands, except per share amounts)	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
NET INCOME
Net interest income	$276,959	$269,905	$270,430	$546,864	$536,601
Net interest income (TE) (a)	279,455	272,711	273,258	552,166	542,259
Provision for credit losses	14,925	10,462	8,723	25,387	21,691
Noninterest income	98,524	94,791	89,174	193,315	177,025
Noninterest expense	215,979	205,059	206,016	421,038	413,738
Income tax expense	31,048	29,671	30,308	60,719	55,028
Net income	$113,531	$119,504	$114,557	$233,035	$223,169
Supplemental disclosure items - included above, pre-tax
Included in noninterest expense
Sabal Trust Company acquisition expense	$5,911	$—	$—	$5,911	$—
FDIC special assessment	—	—	—	—	3,800
PERIOD-END BALANCE SHEET DATA
Loans	$23,461,750	$23,098,146	$23,911,616	$23,461,750	$23,911,616
Securities	7,868,011	7,694,969	7,535,836	7,868,011	7,535,836
Earning assets	31,965,130	31,661,169	32,056,415	31,965,130	32,056,415
Total assets	35,212,652	34,750,680	35,412,291	35,212,652	35,412,291
Noninterest-bearing deposits	10,638,785	10,614,874	10,642,213	10,638,785	10,642,213
Total deposits	29,046,612	29,194,733	29,200,718	29,046,612	29,200,718
Common stockholders' equity	4,365,419	4,278,672	3,920,718	4,365,419	3,920,718
AVERAGE BALANCE SHEET DATA
Loans	$23,249,241	$23,068,573	$23,917,361	$23,159,406	$23,863,762
Securities (b)	8,271,777	8,241,514	8,214,172	8,256,729	8,205,791
Earning assets	32,081,140	32,023,885	32,539,363	32,052,670	32,548,092
Total assets	34,527,276	34,355,515	34,998,880	34,441,870	35,050,375
Noninterest-bearing deposits	10,317,446	10,163,221	10,526,903	10,240,760	10,599,981
Total deposits	28,649,900	28,752,416	29,069,097	28,700,875	29,315,026
Common stockholders' equity	4,284,279	4,182,814	3,826,296	4,233,827	3,822,568
COMMON SHARE DATA
Earnings per share - diluted	$1.32	$1.38	$1.31	$2.69	$2.55
Cash dividends per share	0.45	0.45	0.40	0.90	0.70
Book value per share (period-end)	51.15	49.73	45.40	51.15	45.40
Tangible book value per share (period-end)	39.46	39.40	35.04	39.46	35.04
Weighted average number of shares - diluted	85,943	86,462	86,765	86,203	86,768
Period-end number of shares	85,351	86,033	86,355	85,351	86,355
Market data
High sales price	$58.24	$61.57	$49.11	$61.57	$49.11
Low sales price	43.90	49.46	41.56	43.90	41.19
Period-end closing price	57.40	52.45	47.83	57.40	47.83
Trading volume	43,450	41,692	29,308	85,142	59,816
PERFORMANCE RATIOS
Return on average assets	1.32%	1.41%	1.32%	1.36%	1.28%
Return on average common equity	10.63%	11.59%	12.04%	11.10%	11.74%
Return on average tangible common equity	13.71%	14.72%	15.73%	14.21%	15.34%
Tangible common equity ratio (c)	9.84%	10.01%	8.77%	9.84%	8.77%
Net interest margin (TE)	3.49%	3.43%	3.37%	3.46%	3.34%
Noninterest income as a percentage of total revenue (TE)	26.07%	25.79%	24.60%	25.93%	24.61%
Efficiency ratio (d)	54.91%	55.22%	56.18%	55.06%	56.31%
Average loan/deposit ratio	81.15%	80.23%	82.28%	80.69%	81.40%
Allowance for loan losses as a percentage of period-end loans	1.33%	1.38%	1.32%	1.33%	1.32%
Allowance for credit losses as a percentage of period-end loans (e)	1.45%	1.49%	1.43%	1.45%	1.43%
Annualized net charge-offs to average loans	0.31%	0.18%	0.12%	0.24%	0.14%
Allowance for loan losses as a % of nonaccrual loans	329.94%	305.26%	366.54%	329.94%	366.54%
FTE headcount	3,580	3,497	3,541	3,580	3,541
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
NET INCOME
Net interest income	$276,959	$269,905	$273,556	$271,764	$270,430
Net interest income (TE) (a)	279,455	272,711	276,291	274,457	273,258
Provision for credit losses	14,925	10,462	11,912	18,564	8,723
Noninterest income	98,524	94,791	91,209	95,895	89,174
Noninterest expense	215,979	205,059	202,333	203,839	206,016
Income tax expense	31,048	29,671	28,446	29,684	30,308
Net income	$113,531	$119,504	$122,074	$115,572	$114,557
Supplemental disclosure items - included above, pre-tax
Included in noninterest expense
Sabal Trust Company acquisition expense	$5,911	$—	$—	$—	$—
PERIOD-END BALANCE SHEET DATA
Loans	$23,461,750	$23,098,146	$23,299,447	$23,455,587	$23,911,616
Securities	7,868,011	7,694,969	7,597,154	7,769,780	7,535,836
Earning assets	31,965,130	31,661,169	31,857,841	32,045,222	32,056,415
Total assets	35,212,652	34,750,680	35,081,785	35,238,107	35,412,291
Noninterest-bearing deposits	10,638,785	10,614,874	10,597,461	10,499,476	10,642,213
Total deposits	29,046,612	29,194,733	29,492,851	28,982,905	29,200,718
Common stockholders' equity	4,365,419	4,278,672	4,127,636	4,174,687	3,920,718
AVERAGE BALANCE SHEET DATA
Loans	$23,249,241	$23,068,573	$23,248,512	$23,552,002	$23,917,361
Securities (b)	8,271,777	8,241,514	8,257,061	8,218,896	8,214,172
Earning assets	32,081,140	32,023,885	32,333,012	32,263,748	32,539,363
Total assets	34,527,276	34,355,515	34,770,663	34,780,386	34,998,880
Noninterest-bearing deposits	10,317,446	10,163,221	10,409,022	10,359,390	10,526,903
Total deposits	28,649,900	28,752,416	29,108,381	28,940,163	29,069,097
Common stockholders' equity	4,284,279	4,182,814	4,138,326	4,021,211	3,826,296
COMMON SHARE DATA
Earnings per share - diluted	$1.32	$1.38	$1.40	$1.33	$1.31
Cash dividends per share	0.45	0.45	0.40	0.40	0.40
Book value per share (period-end)	51.15	49.73	47.93	48.47	45.40
Tangible book value per share (period-end)	39.46	39.40	37.58	38.10	35.04
Weighted average number of shares - diluted	85,943	86,462	86,602	86,560	86,765
Period-end number of shares	85,351	86,033	86,124	86,136	86,355
Market data
High sales price	$58.24	$61.57	$62.40	$57.78	$49.11
Low sales price	43.90	49.46	48.36	45.26	41.56
Period-end closing price	57.40	52.45	54.72	51.17	47.83
Trading volume	43,450	41,692	32,670	35,017	29,308
PERFORMANCE RATIOS
Return on average assets	1.32%	1.41%	1.40%	1.32%	1.32%
Return on average common equity	10.63%	11.59%	11.74%	11.43%	12.04%
Return on average tangible common equity	13.71%	14.72%	14.96%	14.70%	15.73%
Tangible common equity ratio (c)	9.84%	10.01%	9.47%	9.56%	8.77%
Net interest margin (TE)	3.49%	3.43%	3.41%	3.39%	3.37%
Noninterest income as a percentage of total revenue (TE)	26.07%	25.79%	24.82%	25.89%	24.60%
Efficiency ratio (d)	54.91%	55.22%	54.46%	54.42%	56.18%
Average loan/deposit ratio	81.15%	80.23%	79.87%	81.38%	82.28%
Allowance for loan losses as a percentage of period-end loans	1.33%	1.38%	1.37%	1.35%	1.32%
Allowance for credit losses as a percentage of period-end loans (e)	1.45%	1.49%	1.47%	1.46%	1.43%
Annualized net charge-offs to average loans	0.31%	0.18%	0.20%	0.30%	0.12%
Allowance for loan losses as a % of nonaccrual loans	329.94%	305.26%	327.61%	382.87%	366.54%
FTE headcount	3,580	3,497	3,476	3,458	3,541
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosures noted above.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
NET INCOME
Interest income	$402,581	$395,321	$427,545	$797,902	$849,229
Interest income (TE) (f)	405,077	398,127	430,373	803,204	854,887
Interest expense	125,622	125,416	157,115	251,038	312,628
Net interest income (TE)	279,455	272,711	273,258	552,166	542,259
Provision for credit losses	14,925	10,462	8,723	25,387	21,691
Noninterest income	98,524	94,791	89,174	193,315	177,025
Noninterest expense	215,979	205,059	206,016	421,038	413,738
Income before income taxes	144,579	149,175	144,865	293,754	278,197
Income tax expense	31,048	29,671	30,308	60,719	55,028
Net income	$113,531	$119,504	$114,557	$233,035	$223,169
Supplemental disclosure items - included above, pre-tax
Included in noninterest expense
Sabal Trust Company acquisition expense	$5,911	$—	$—	$5,911	$—
FDIC special assessment	—	—	—	—	3,800
NONINTEREST INCOME
Service charges on deposit accounts	$24,256	$24,119	$22,275	$48,375	$44,514
Trust fees	22,753	18,022	18,473	40,775	35,550
Bank card and ATM fees	22,004	20,714	21,827	42,718	42,449
Investment and annuity fees and insurance commissions	10,603	11,415	9,789	22,018	21,633
Secondary mortgage market operations	4,147	3,468	3,546	7,615	6,437
Other income	14,761	17,053	13,264	31,814	26,442
Total noninterest income	$98,524	$94,791	$89,174	$193,315	$177,025
NONINTEREST EXPENSE
Personnel expense	$116,512	$114,347	$118,726	$230,859	$239,883
Net occupancy and equipment expense	18,366	17,671	17,470	36,037	35,093
Other real estate and foreclosed assets expense (income), net	1,181	1,780	(1,099)	2,961	(1,295)
Other expense	77,396	69,148	68,530	146,544	135,142
Amortization of intangibles	2,524	2,113	2,389	4,637	4,915
Total noninterest expense	$215,979	$205,059	$206,016	$421,038	$413,738
COMMON SHARE DATA
Earnings per share:
Basic	$1.32	$1.38	$1.31	$2.70	$2.56
Diluted	1.32	1.38	1.31	2.69	2.55

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(in thousands, except per share data)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
NET INCOME
Interest income	$402,581	$395,321	$414,286	$429,476	$427,545
Interest income (TE) (f)	405,077	398,127	417,021	432,169	430,373
Interest expense	125,622	125,416	140,730	157,712	157,115
Net interest income (TE)	279,455	272,711	276,291	274,457	273,258
Provision for credit losses	14,925	10,462	11,912	18,564	8,723
Noninterest income	98,524	94,791	91,209	95,895	89,174
Noninterest expense	215,979	205,059	202,333	203,839	206,016
Income before income taxes	144,579	149,175	150,520	145,256	144,865
Income tax expense	31,048	29,671	28,446	29,684	30,308
Net income	$113,531	$119,504	$122,074	$115,572	$114,557
Supplemental disclosure items - included above, pre-tax
Included in noninterest expense
Sabal Trust Company acquisition expense	$5,911	$—	$—	$—	$—
NONINTEREST INCOME
Service charges on deposit accounts	$24,256	$24,119	$23,447	$23,144	$22,275
Trust fees	22,753	18,022	18,170	18,014	18,473
Bank card and ATM fees	22,004	20,714	21,403	21,639	21,827
Investment and annuity fees and insurance commissions	10,603	11,415	10,901	10,890	9,789
Secondary mortgage market operations	4,147	3,468	2,558	3,379	3,546
Other income	14,761	17,053	14,730	18,829	13,264
Total noninterest income	$98,524	$94,791	$91,209	$95,895	$89,174
NONINTEREST EXPENSE
Personnel expense	$116,512	$114,347	$113,723	$115,771	$118,726
Net occupancy and equipment expense	18,366	17,671	17,862	18,127	17,470
Other real estate and foreclosed assets expense (income), net	1,181	1,780	(763)	(411)	(1,099)
Other expense	77,396	69,148	69,305	68,060	68,530
Amortization of intangibles	2,524	2,113	2,206	2,292	2,389
Total noninterest expense	$215,979	$205,059	$202,333	$203,839	$206,016
COMMON SHARE DATA
Earnings per share:
Basic	$1.32	$1.38	$1.41	$1.33	$1.31
Diluted	1.32	1.38	1.40	1.33	1.31

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
ASSETS
Commercial non-real estate loans	$9,760,733	$9,636,594	$9,876,592	$9,588,309	$9,847,759
Commercial real estate - owner occupied loans	3,136,182	3,000,998	3,011,955	3,096,173	3,094,258
Total commercial and industrial loans	12,896,915	12,637,592	12,888,547	12,684,482	12,942,017
Commercial real estate - income producing loans	3,940,309	3,809,664	3,798,612	3,988,661	4,053,812
Construction and land development loans	1,219,514	1,287,919	1,281,115	1,423,615	1,528,393
Residential mortgage loans	4,057,307	4,025,145	3,961,328	3,988,309	4,000,211
Consumer loans	1,347,705	1,337,826	1,369,845	1,370,520	1,387,183
Total loans	23,461,750	23,098,146	23,299,447	23,455,587	23,911,616
Loans held for sale	30,760	26,596	21,525	24,624	27,354
Securities	7,868,011	7,694,969	7,597,154	7,769,780	7,535,836
Short-term investments	604,609	841,458	939,715	795,231	581,609
Earning assets	31,965,130	31,661,169	31,857,841	32,045,222	32,056,415
Allowance for loan losses	(313,189)	(318,119)	(318,882)	(317,271)	(316,148)
Goodwill and other intangible assets	997,790	888,563	890,677	892,883	895,175
Other assets	2,562,921	2,519,067	2,652,149	2,617,273	2,776,849
Total assets	$35,212,652	$34,750,680	$35,081,785	$35,238,107	$35,412,291
LIABILITIES
Noninterest-bearing deposits	$10,638,785	$10,614,874	$10,597,461	$10,499,476	$10,642,213
Interest-bearing transaction and savings deposits	11,480,849	11,400,171	11,308,645	10,895,521	10,813,648
Interest-bearing public fund deposits	2,985,985	3,004,316	3,212,500	2,704,106	2,921,724
Time deposits	3,940,993	4,175,372	4,374,245	4,883,802	4,823,133
Total interest-bearing deposits	18,407,827	18,579,859	18,895,390	18,483,429	18,558,505
Total deposits	29,046,612	29,194,733	29,492,851	28,982,905	29,200,718
Short-term borrowings	1,044,927	542,780	639,015	1,265,944	1,363,959
Long-term debt	210,620	210,582	210,544	236,431	236,393
Other liabilities	545,074	523,913	611,739	578,140	690,503
Total liabilities	30,847,233	30,472,008	30,954,149	31,063,420	31,491,573
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	1,976,208	2,008,987	2,029,122	2,032,599	2,041,597
Retained earnings	2,859,038	2,784,657	2,704,606	2,617,584	2,537,057
Accumulated other comprehensive (loss)	(469,827)	(514,972)	(606,092)	(475,496)	(657,936)
Total common stockholders' equity	4,365,419	4,278,672	4,127,636	4,174,687	3,920,718
Total liabilities & stockholders' equity	$35,212,652	$34,750,680	$35,081,785	$35,238,107	$35,412,291
CAPITAL RATIOS
Tangible common equity	$3,367,629	$3,390,109	$3,236,959	$3,281,804	$3,025,543
Tier 1 capital (g)	3,879,942	3,931,841	3,886,926	3,800,864	3,726,751
Common equity as a percentage of total assets	12.40%	12.31%	11.77%	11.85%	11.07%
Tangible common equity ratio	9.84%	10.01%	9.47%	9.56%	8.77%
Leverage (Tier 1) ratio (g)	11.39%	11.55%	11.29%	11.03%	10.71%
Common equity tier 1 (CET1) ratio (g)	14.03%	14.48%	14.14%	13.78%	13.25%
Tier 1 risk-based capital ratio (g)	14.03%	14.48%	14.14%	13.78%	13.25%
Total risk-based capital ratio (g)	15.87%	16.37%	15.93%	15.56%	15.00%

(g) Estimated for most recent period-end. Regulatory capital ratios for 2024 reflect the election to use the five-year transition rules for the adoption of ASC 326, commonly referred to as Current Expected Credit Loss, or CECL.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended			Six Months Ended
(in thousands)	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
ASSETS
Commercial non-real estate loans	$9,687,575	$9,631,891	$9,839,115	$9,659,887	$9,822,621
Commercial real estate - owner occupied loans	3,040,258	2,996,594	3,083,561	3,018,547	3,082,826
Total commercial and industrial loans	12,727,833	12,628,485	12,922,676	12,678,434	12,905,447
Commercial real estate - income producing loans	3,879,443	3,836,450	4,090,000	3,858,065	4,039,834
Construction and land development loans	1,225,418	1,273,281	1,519,879	1,249,217	1,536,486
Residential mortgage loans	4,081,987	3,979,689	4,000,570	4,031,120	3,981,800
Consumer loans	1,334,560	1,350,668	1,384,236	1,342,570	1,400,195
Total loans	23,249,241	23,068,573	23,917,361	23,159,406	23,863,762
Loans held for sale	24,423	20,532	24,980	22,488	20,210
Securities (h)	8,271,777	8,241,514	8,214,172	8,256,729	8,205,791
Short-term investments	535,699	693,266	382,850	614,047	458,329
Earning assets	32,081,140	32,023,885	32,539,363	32,052,670	32,548,092
Allowance for loan losses	(323,273)	(322,711)	(316,039)	(322,993)	(313,844)
Goodwill and other intangible assets	961,675	889,590	896,330	925,832	897,555
Other assets	1,807,734	1,764,751	1,879,226	1,786,361	1,918,572
Total assets	$34,527,276	$34,355,515	$34,998,880	$34,441,870	$35,050,375
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$10,317,446	$10,163,221	$10,526,903	$10,240,760	$10,599,981
Interest-bearing transaction and savings deposits	11,341,852	11,202,387	10,728,709	11,272,505	10,765,952
Interest-bearing public fund deposits	2,946,187	3,113,960	2,967,284	3,029,610	3,043,345
Time deposits	4,044,415	4,272,848	4,846,201	4,158,000	4,905,748
Total interest-bearing deposits	18,332,454	18,589,195	18,542,194	18,460,115	18,715,045
Total deposits	28,649,900	28,752,416	29,069,097	28,700,875	29,315,026
Short-term borrowings	853,652	635,804	1,138,893	745,329	961,442
Long-term debt	211,145	210,563	236,374	210,856	236,355
Other liabilities	528,300	573,918	728,220	550,983	714,984
Common stockholders' equity	4,284,279	4,182,814	3,826,296	4,233,827	3,822,568
Total liabilities & stockholders' equity	$34,527,276	$34,355,515	$34,998,880	$34,441,870	$35,050,375

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	6/30/2025			3/31/2025			6/30/2024
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$17,832.7	$271.1	6.10%	$17,738.2	$267.1	6.10%	$18,532.6	$301.4	6.54%
Residential mortgage loans	4,082.0	41.6	4.07%	3,979.7	38.8	3.90%	4,000.6	37.7	3.77%
Consumer loans	1,334.5	27.8	8.34%	1,350.7	27.6	8.28%	1,384.2	30.6	8.90%
Loan fees & late charges	—	(0.6)	0.00%	—	(0.3)	0.00%	—	2.0	0.00%
Total loans (TE) (j) (k)	23,249.2	339.9	5.86%	23,068.6	333.2	5.84%	23,917.4	371.7	6.24%
Loans held for sale	24.4	0.4	6.55%	20.5	0.3	6.69%	25.0	0.4	7.06%
US Treasury and government agency securities	628.9	5.0	3.16%	588.7	4.4	3.00%	531.9	3.7	2.80%
CMOs and mortgage backed securities	6,864.2	48.4	2.82%	6,831.9	46.7	2.74%	6,807.4	43.2	2.54%
Municipals (TE)	761.2	5.6	2.95%	802.9	5.9	2.96%	851.4	6.3	2.96%
Other securities	17.5	0.1	3.69%	18.0	0.2	3.64%	23.5	0.2	3.86%
Total securities (TE) (l)	8,271.8	59.1	2.86%	8,241.5	57.2	2.78%	8,214.2	53.4	2.60%
Total short-term investments	535.7	5.7	4.28%	693.3	7.4	4.31%	382.8	4.9	5.14%
Average earning assets yield (TE)	$32,081.1	$405.1	5.06%	$32,023.9	$398.1	5.02%	$32,539.4	$430.4	5.31%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$11,341.9	$59.7	2.11%	$11,202.4	$57.3	2.08%	$10,728.7	$61.4	2.30%
Time deposits	4,044.4	35.9	3.57%	4,272.8	40.0	3.79%	4,846.2	56.8	4.71%
Public funds	2,946.2	22.1	3.01%	3,114.0	23.2	3.03%	2,967.3	26.4	3.58%
Total interest-bearing deposits	18,332.5	117.7	2.58%	18,589.2	120.5	2.63%	18,542.2	144.6	3.14%
Short-term borrowings	853.7	4.9	2.29%	635.8	1.8	1.18%	1,138.9	9.4	3.33%
Long-term debt	211.1	3.0	5.67%	210.6	3.1	5.82%	236.4	3.1	5.19%
Total borrowings	1,064.8	7.9	2.96%	846.4	4.9	2.33%	1,375.3	12.5	3.65%
Total interest-bearing liabilities cost	19,397.3	125.6	2.60%	19,435.6	125.4	2.62%	19,917.5	157.1	3.17%
Net interest-free funding sources	12,683.8			12,588.3			12,621.9
Total cost of funds	32,081.1	125.6	1.57%	32,023.9	125.4	1.59%	32,539.4	157.1	1.94%
Net Interest Spread (TE)		$279.5	2.46%		$272.7	2.41%		$273.3	2.14%
Net Interest Margin (TE)	$32,081.1	$279.5	3.49%	$32,023.9	$272.7	3.43%	$32,539.4	$273.3	3.37%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.
(k) Included in interest income is net purchase accounting accretion of $0.8 million for the three months ended June 30, 2024. There was no net purchase accounting accretion in 2025.
(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Six Months Ended
	6/30/2025			6/30/2024
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$17,785.7	$538.1	6.10%	$18,481.8	$597.1	6.49%
Residential mortgage loans	4,031.1	80.3	3.98%	3,981.8	74.6	3.75%
Consumer loans	1,342.6	55.4	8.31%	1,400.2	61.9	8.89%
Loan fees & late charges	—	(0.8)	0.00%	—	3.0	0.00%
Total loans (TE) (j) (k)	23,159.4	673.0	5.85%	23,863.8	736.6	6.20%
Loans held for sale	22.5	0.7	6.62%	20.2	0.7	7.38%
US Treasury and government agency securities	608.9	9.4	3.08%	523.8	7.2	2.75%
CMOs and mortgage backed securities	6,848.1	95.1	2.78%	6,799.9	85.6	2.52%
Municipals (TE)	781.9	11.6	2.95%	858.6	12.7	2.96%
Other securities	17.8	0.3	3.66%	23.5	0.4	3.68%
Total securities (TE) (l)	8,256.7	116.4	2.82%	8,205.8	105.9	2.58%
Total short-term investments	614.1	13.1	4.30%	458.3	11.7	5.12%
Average earning assets yield (TE)	$32,052.7	$803.2	5.04%	$32,548.1	$854.9	5.27%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$11,272.5	$117.0	2.09%	$10,766.0	$121.5	2.27%
Time deposits	4,158.0	75.9	3.68%	4,905.7	115.9	4.75%
Public funds	3,029.6	45.3	3.02%	3,043.3	54.7	3.62%
Total interest-bearing deposits	18,460.1	238.2	2.60%	18,715.0	292.1	3.14%
Short-term borrowings	745.3	6.7	1.82%	961.4	14.4	3.01%
Long-term debt	210.9	6.1	5.74%	236.4	6.1	5.19%
Total borrowings	956.2	12.8	2.68%	1,197.8	20.5	3.44%
Total interest-bearing liabilities cost	19,416.3	251.0	2.61%	19,912.8	312.6	3.16%
Net interest-free funding sources	12,636.4			12,635.3
Total cost of funds	32,052.7	251.0	1.58%	32,548.1	312.6	1.93%
Net Interest Spread (TE)		$552.2	2.43%		$542.3	2.12%
Net Interest Margin (TE)	$32,052.7	$552.2	3.46%	$32,548.1	$542.3	3.34%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.
(k) Included in interest income is net purchase accounting accretion of $1.1 million for the six months ended June 30, 2024. There was no net purchase accounting accretion in 2025.
(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands)	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
Nonaccrual loans (m)	$94,922	$104,214	$86,253	$94,922	$86,253
ORE and foreclosed assets	26,847	26,690	2,114	26,847	2,114
Total nonaccrual loans + ORE and foreclosed assets	$121,769	$130,904	$88,367	$121,769	$88,367
Nonaccrual loans as a percentage of loans	0.40%	0.45%	0.36%	0.40%	0.36%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.52%	0.57%	0.37%	0.52%	0.37%
Accruing loans 90 days past due	$58,702	$15,593	$6,069	$58,702	$6,069
Accruing loans 90 days past due as a percentage of loans	0.25%	0.07%	0.03%	0.25%	0.03%
Modified loans - still accruing	$62,234	$70,617	$57,422	$62,234	$57,422
Modified loans - still accruing as a % of loans	0.27%	0.31%	0.24%	0.27%	0.24%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses:
Beginning balance	$318,119	$318,882	$313,726	$318,882	$307,907
Provision for loan losses	12,856	9,484	9,707	22,340	24,506
Charge-offs	(22,328)	(13,293)	(11,951)	(35,621)	(35,317)
Recoveries	4,542	3,046	4,666	7,588	19,052
Net charge-offs	(17,786)	(10,247)	(7,285)	(28,033)	(16,265)
Ending Balance	$313,189	$318,119	$316,148	$313,189	$316,148
Reserve for unfunded lending commitments:
Beginning balance	$25,031	$24,053	$27,063	$24,053	$28,894
Provision for losses on unfunded lending commitments	2,069	978	(984)	3,047	(2,815)
Ending balance	$27,100	$25,031	$26,079	$27,100	$26,079
Total allowance for credit losses	$340,289	$343,150	$342,227	$340,289	$342,227
Total provision for credit losses	$14,925	$10,462	$8,723	$25,387	$21,691
Allowance for loan losses as a percentage of period-end loans	1.33%	1.38%	1.32%	1.33%	1.32%
Allowance for credit losses as a percentage of period-end loans	1.45%	1.49%	1.43%	1.45%	1.43%
Allowance for loan losses as a % of nonaccrual loans	329.94%	305.26%	366.54%	329.94%	366.54%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries):
Commercial & real estate loans	$14,704	$7,060	$4,112	$21,764	$9,366
Residential mortgage loans	196	(220)	(83)	(24)	(229)
Consumer loans	2,886	3,407	3,256	6,293	7,128
Total net charge-offs	$17,786	$10,247	$7,285	$28,033	$16,265
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.33%	0.16%	0.09%	0.25%	0.10%
Residential mortgage loans	0.02%	(0.02)%	(0.01)%	(0.00)%	(0.01)%
Consumer loans	0.87%	1.02%	0.95%	0.95%	1.02%
Total net charge-offs as a percentage of average loans	0.31%	0.18%	0.12%	0.24%	0.14%
AVERAGE LOANS
Commercial & real estate loans	$17,832,694	$17,738,216	$18,532,555	$17,785,716	$18,481,767
Residential mortgage loans	4,081,987	3,979,689	4,000,570	4,031,120	3,981,800
Consumer loans	1,334,560	1,350,668	1,384,236	1,342,570	1,400,195
Total average loans	$23,249,241	$23,068,573	$23,917,361	$23,159,406	$23,863,762

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling $13.1 million at June 30, 2025, $25.0 million at March 31, 2025, and $5.3 million at June 30, 2024.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Nonaccrual loans (m)	$94,922	$104,214	$97,335	$82,866	$86,253
ORE and foreclosed assets	26,847	26,690	27,797	27,732	2,114
Total nonaccrual loans + ORE and foreclosed assets	$121,769	$130,904	$125,132	$110,598	$88,367
Nonaccrual loans as a percentage of loans	0.40%	0.45%	0.42%	0.35%	0.36%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.52%	0.57%	0.54%	0.47%	0.37%
Accruing loans 90 days past due	$58,702	$15,593	$21,852	$5,967	$6,069
Accruing loans 90 days past due as a percentage of loans	0.25%	0.07%	0.09%	0.03%	0.03%
Modified loans - still accruing	$62,234	$70,617	$79,324	$90,156	$57,422
Modified loans - still accruing as a % of loans	0.27%	0.31%	0.34%	0.38%	0.24%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses:
Beginning balance	$318,119	$318,882	$317,271	$316,148	$313,726
Provision for loan losses	12,856	9,484	13,352	19,150	9,707
Charge-offs	(22,328)	(13,293)	(16,654)	(21,113)	(11,951)
Recoveries	4,542	3,046	4,913	3,086	4,666
Net charge-offs	(17,786)	(10,247)	(11,741)	(18,027)	(7,285)
Ending Balance	$313,189	$318,119	$318,882	$317,271	$316,148
Reserve for unfunded lending commitments:
Beginning balance	$25,031	$24,053	$25,493	$26,079	$27,063
Provision for losses on unfunded lending commitments	2,069	978	(1,440)	(586)	(984)
Ending balance	$27,100	$25,031	$24,053	$25,493	$26,079
Total allowance for credit losses	$340,289	$343,150	$342,935	$342,764	$342,227
Total provision for credit losses	$14,925	$10,462	$11,912	$18,564	$8,723
Allowance for loan losses as a percentage of period-end loans	1.33%	1.38%	1.37%	1.35%	1.32%
Allowance for credit losses as a percentage of period-end loans	1.45%	1.49%	1.47%	1.46%	1.43%
Allowance for loan losses as a % of nonaccrual loans	329.94%	305.26%	327.61%	382.87%	366.54%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$14,704	$7,060	$7,488	$14,464	$4,112
Residential mortgage loans	196	(220)	(14)	28	(83)
Consumer loans	2,886	3,407	4,267	3,535	3,256
Total net charge-offs	$17,786	$10,247	$11,741	$18,027	$7,285
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.33%	0.16%	0.17%	0.32%	0.09%
Residential mortgage loans	0.02%	(0.02)%	(0.00)%	0.00%	(0.01)%
Consumer loans	0.87%	1.02%	1.24%	1.02%	0.95%
Total net charge-offs as a percentage of average loans:	0.31%	0.18%	0.20%	0.30%	0.12%
AVERAGE LOANS
Commercial & real estate loans	$17,832,694	$17,738,216	$17,915,970	$18,179,941	$18,532,555
Residential mortgage loans	4,081,987	3,979,689	3,967,895	3,996,986	4,000,570
Consumer loans	1,334,560	1,350,668	1,364,647	1,375,075	1,384,236
Total average loans	$23,249,241	$23,068,573	$23,248,512	$23,552,002	$23,917,361

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling $13.1 million at June 30, 2025, $25.0 million at March 31, 2025, $20.2 million at December 31, 2024, $5.4 million at September 30, 2024, and $5.3 million at June 30, 2024.

HANCOCK WHITNEY CORPORATION
Appendix A to the Earnings Release
Reconciliation of Non-GAAP Measure
(Unaudited)

PRE-PROVISION NET REVENUE (TE) AND ADJUSTED PRE-PROVISION NET REVENUE (TE)
	Three Months Ended					Six Months Ended
(in thousands)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Net Income (GAAP)	$113,531	$119,504	$122,074	$115,572	$114,557	$233,035	$223,169
Provision for credit losses	14,925	10,462	11,912	18,564	8,723	25,387	21,691
Income tax expense	31,048	29,671	28,446	29,684	30,308	60,719	55,028
Pre-provision net revenue	159,504	159,637	162,432	163,820	153,588	319,141	299,888
Taxable equivalent adjustment (n)	2,496	2,806	2,735	2,693	2,828	5,302	5,658
Pre-provision net revenue (TE)	162,000	162,443	165,167	166,513	156,416	324,443	305,546
Adjustments from supplemental disclosure items
Sabal Trust Company acquisition expense	5,911	—	—	—	—	5,911	—
FDIC special assessment	—	—	—	—	—	—	3,800
Adjusted pre-provision net revenue (TE)	$167,911	$162,443	$165,167	$166,513	$156,416	$330,354	$309,346

REVENUE (TE), ADJUSTED REVENUE (TE) AND EFFICIENCY RATIO
	Three Months Ended					Six Months Ended
(in thousands)	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Net interest income	$276,959	$269,905	$273,556	$271,764	$270,430	$546,864	$536,601
Noninterest income	98,524	94,791	91,209	95,895	89,174	193,315	177,025
Total GAAP revenue	375,483	364,696	364,765	367,659	359,604	740,179	713,626
Taxable equivalent adjustment (n)	2,496	2,806	2,735	2,693	2,828	5,302	5,658
Total revenue (TE)	$377,979	$367,502	$367,500	$370,352	$362,432	745,481	719,284
GAAP Noninterest expense	$215,979	$205,059	$202,333	$203,839	$206,016	$421,038	$413,738
Amortization of intangibles	(2,524)	(2,113)	(2,206)	(2,292)	(2,389)	(4,637)	(4,915)
Adjustments from supplemental disclosure items
Sabal Trust Company acquisition expense	(5,911)	—	—	—	—	(5,911)	—
FDIC special assessment	—	—	—	—	—	—	(3,800)
Adjusted noninterest expense for efficiency	$207,544	$202,946	$200,127	$201,547	$203,627	$410,490	$405,023
Efficiency ratio (o)	54.91%	55.22%	54.46%	54.42%	56.18%	55.06%	56.31%

(n) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(o) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above.